Exhibit 10.9

EXECUTION VERSION

ADMINISTRATION AGREEMENT

Dated as of June 29, 2021

among

HERTZ VEHICLE FINANCING III LLC,

as Issuer,

THE HERTZ CORPORATION,

as Administrator,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Table Of Contents

EXHIBIT A - Form of Power of Attorney

i

ADMINISTRATION AGREEMENT (this “Agreement”) dated as of June 29, 2021 (the “Initial Closing Date”), among HERTZ VEHICLE FINANCING III LLC, a special purpose limited liability company formed under the laws of Delaware ( “HVF III”), THE HERTZ CORPORATION, a Delaware corporation, as administrator (the “Administrator”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”) under the Base Indenture (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, HVF III will enter into the Related Documents to which it will be a party in connection with the issuance of the Notes under the Base Indenture;

WHEREAS, HVF III will enter into the Series Related Documents to which it will be a party in connection with the issuance of each Series of Notes under the Series Related Documents with respect to each such Series of Notes;

WHEREAS, pursuant to the Related Documents, HVF III is required to perform certain duties relating to the Indenture Collateral pursuant to the Base Indenture;

WHEREAS, pursuant to the Series Related Documents with respect to each Series of Notes, HVF III is required to perform certain duties relating to the Series-Specific Collateral with respect to such Series of Notes pursuant to the Series Related Documents with respect to such Series of Notes;

WHEREAS, HVF III desires to have the Administrator perform certain of the duties of HVF III referred to in the preceding clauses, and to provide such additional services consistent with the terms of this Agreement, the Related Documents and the Series Related Documents with respect to each Series of Notes as HVF III may from time to time request;

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for HVF III on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.        Definitions and Rules of Construction. (a) Definitions. Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in the Base Indenture, dated as of June 29, 2021 (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”) between HVF III and the Trustee.

(b)           Rules of Construction. In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:

(i)             the singular includes the plural and vice versa;

(ii)            references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(iii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iv)          reference to any gender includes any other gender;

(v)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(vi)          “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(vii)         with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(viii)        the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and

(ix)           references to sections of the Code also refer to any successor sections.

Section 2.        Duties of Administrator. (a) Duties with respect to the Related Documents. The Administrator agrees to perform all its duties under the Related Documents and certain of HVF III’s duties under the Related Documents, in each case to the extent relating to the Indenture Collateral, the Series-Specific Collateral or the Note Obligations. To the extent relating to the Indenture Collateral, the Series-Specific Collateral or the Note Obligations, the Administrator shall prepare for execution by HVF III or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of HVF III to prepare, file or deliver pursuant to the Base Indenture or the Series Supplements. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of HVF III to take pursuant to the Related Documents and the Series Related Documents with respect to each Series of Notes, including such of the foregoing as are required with respect to the following matters to the extent they relate to the Indenture Collateral, any Series-Specific Collateral or the Note Obligations (unless otherwise specified, references in this Section 2(a) (Duties of Administrator) are to sections of the Base Indenture):

(A)          the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes, if any, and delivery of the same to the Trustee (Section 2.2 (Notes Issuable in Series) and Section 2.4 (Execution and Authentication));

(B)           the duty to cause the Note Register to be kept and to give the Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Note Register and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.5 (Registrar and Paying Agent) and Section 8.2 (Maintenance of Office or Agency));

(C)           the duty to cause newly appointed Paying Agents, if any, to deliver to the Trustee the instrument specified in the Base Indenture regarding funds held in trust (Section 2.6 (Paying Agent to Hold Money in Trust));

(D)           the direction to Paying Agents to pay to the Trustee all sums relating to any Series of Notes held in trust by such Paying Agents (Section 2.6 (Paying Agent to Hold Money in Trust));

(E)           the furnishing, or causing to be furnished, to the Trustee or the Paying Agent, as applicable, instructions as to withdrawals and payments from the Collection Account and any other accounts specified in a Series Supplement and to make drawings from any Enhancement in accordance with Section 4.1(j) (Instructions as to Withdrawals and Payments) of the Base Indenture (Section 4.1(j) (Instructions as to Withdrawals and Payments));

(F)           the delivery of notice to the Trustee of each default of HVF III with respect to any provision described in the Base Indenture setting forth the details of such default and any action with respect thereto taken or contemplated to be taken by HVF III (Section 8.8 (Notice of Defaults));

(G)           upon surrender for registration or transfer of any Note, the execution in the name of the designated transferee or transferees of one or more new Notes (Section 2.8 (Transfer and Exchange));

(H)           the notification of the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its duties under the Base Indenture or that HVF III at its option elects to terminate the book entry system through the Clearing Agency (Section 2.13 (Definitive Notes));

(I)            the preparation of Definitive Notes and arranging the delivery thereof (Section 2.13 (Definitive Notes));

(J)            if so requested, the furnishing, or causing to be furnished, to any Noteholder, Note Owner or prospective purchaser of the Notes any information required pursuant to Rule 144(d)(4) under the Securities Act (Section 4.3 (Rule 144A Information));

(K)           the maintenance of HVF III’s qualification to do business in each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect (Section 7.1 (Existence and Power) and Section 8.4 (Conduct of Business and Maintenance of Existence));

(L)           the preparation and delivery to the Trustee of each of the reports, certificates, statements and other materials required to be delivered by HVF III pursuant to Section 7.8 (Disclosure) of the Base Indenture or any other Related Document or Series Related Document with respect to any Series of Notes (Section 7.8 (Disclosure));

(M)          the keeping of books of record and account in accordance with Section 8.6 (Inspection of Property, Books and Records) of the Base Indenture (Section 8.6 (Inspection of Property, Books and Records));

(N)           the delivery of notice to the Trustee and the Rating Agencies of material proceedings (Section 8.9 (Notice of Material Proceedings));

(O)           the preparation and delivery of written instructions with respect to the investment of funds on deposit in the Collection Account and any other accounts specified in the Base Indenture or a Series Supplement (Section 5.1(b) (Administration of the Collection Account));

(P)           the preparation and the obtaining of documents and instruments required for the release of HVF III from its obligation under the Base Indenture or any other Related Document or Series Related Document with respect to any Series of Notes (Section 11.1 (Termination of HVF III’s Obligations));

(Q)           the direction, if necessary, to the firm of independent certified public accountants to furnish reports to the Trustee in accordance with Section 4.1(g) (Non-Program Vehicle Report), Section 4.1(h) (Verification of Title) and Section 11.1(b) (Termination of HVF III’s Obligations) of the Base Indenture (Section 4.1(g) (Non-Program Vehicle Report), Section 4.1(h) (Verification of Title) and Section 11.1(b) (Termination of HVF III’s Obligations));

(R)           the preparation of Officer’s Certificates and the obtaining of Opinions of Counsel with respect to the execution of Series Supplements to the Base Indenture (Section 12.1 (Without Consent of the Noteholders) and Section 12.3 (Supplements and Amendments));

(S)           the preparation of Officer’s Certificates with respect to any requests by HVF III to the Trustee to take any action under the Base Indenture (Section 13.2 (Certificate as to Conditions Precedent)).

(T)           the taking of such further acts as may be reasonably necessary or proper to compel or secure the performance and observance by (i) Hertz Vehicles LLC, HGI, the Servicer, any Lessee, or any other party to any of the Related Documents of its obligations to HVF III, solely to the extent that such obligations relate to or otherwise affect the Collateral or the Note Obligations, or (ii) any Manufacturer under any Manufacturer Program of its obligations to HVF III, solely to the extent that such obligations relate to or otherwise affect the Collateral, including, without limitation, any obligations of such Manufacturer to HGI or Hertz, as applicable, that have been assigned to HVF III and constitute a part of the Collateral, in each case in accordance with the applicable terms thereof and with Section 3.3 (Performance of Related Documents) of the Base Indenture (Section 3.3 (Performance of Related Documents));

(U)           the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of the Indenture Collateral (Section 3.4 (Release of Indenture Collateral));

(V)           the preparation and maintenance, or causing to be prepared and maintained, a Daily Collection Report for each Business Day (Section 4.1(a) (Daily Collection Reports));

(W)         the forwarding, or causing to be forwarded, to the Trustee, copies of all reports, certificates, information or other materials delivered to HVF III pursuant to the Lease (Section 4.1(b) (Reports and Certificates));

(X)           the furnishing, or causing to be furnished, to the Trustee and the Paying Agent the Monthly Servicing Certificate on or before the fourth (4th) Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee) (Section 4.1(c) (Monthly Servicing Certificate));

(Y)           the furnishing, or causing to be furnished, to the Trustee, a Monthly Noteholders’ Statement with respect to each Series of Notes (Section 4.1(d) (Monthly Noteholders’ Statement and Payment Date Directions));

(Z)           the furnishing, or causing to be furnished, on or before each Payment Date to the Trustee and the Collateral Agent the Officer’s Certificate of HVF III required to be delivered in accordance with Section 4.1(e) (Monthly Collateral Certificate) of the Base Indenture (Section 4.1(e) (Monthly Collateral Certificate));

(AA)    the furnishing, or causing to be furnished, to the Trustee, from time to time, such additional information regarding the financial position, results of operations or business of Hertz, Hertz Vehicles LLC, HGI or HVF III as the Trustee may reasonably request to the extent that such information is available to HVF III pursuant to the Related Documents (Section 4.1(i) (Additional Information));

(BB)     on the Payment Date in each of March, June, September and December, commencing in September 2021, the preparation and delivery to the Trustee of an Officer’s Certificate of HVF III in accordance with Section 4.1(f) (Quarterly Compliance Certificates) of the Base Indenture (Section 4.1(f) (Quarterly Compliance Certificates));

(CC)     on or before each Payment Date, the furnishing, or causing to be furnished, to each Noteholder of record as of the immediately preceding Record Date of each Series of Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series of Notes, with a copy to the Rating Agencies and any Enhancement Provider with respect to such Series of Notes in accordance with Section 4.2 (Reports to Noteholders) of the Base Indenture (Section 4.2 (Reports to Noteholders));

(DD)     the obtaining of and the annual delivery of an Opinion of Counsel, in accordance with Section 8.11(d) (Further Assurances) of the Base Indenture, as to the Indenture Collateral (Section 8.11(d) (Further Assurances));

(EE)      the directing of all Collections due and to become due to HVF III or the Trustee, as the case may be, to be deposited to the Collection Account at such times as such amounts are due (Section 5.3(a) (Collections in General));

(FF)      the preparation and delivery of written instructions with respect to the allocation of Collections deposited into the Collection Account in accordance with Article V (Allocation and Application of Collections) of the Base Indenture and the applicable provisions of any Series Supplement, including the preparation and delivery of written instructions with respect to (i) the withdrawal and payment of all amounts on deposit in the Collection Account that consist of Principal Collections in accordance with any Series Supplement and (ii) the application of Interest Collections in accordance with any Series Supplement (Section 5.3(b) (Allocations for Noteholders), Section 5.3(c) (Sharing Collections) and Section 5.3(d) (Unallocated Principal Collections), Section 5.4 (Determination of Monthly Interest) and Section 5.5 (Determination of Monthly Principal));

(GG)     the filing, or causing to be filed, of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the General Intangibles Collateral and the Collateral (Section 7.13(i) (Security Interests));

(HH)     the notification, or causing to be notified, of the Trustee and the Rating Agencies, of (i) any Potential Amortization Event or Amortization Event with respect to any Series of Notes Outstanding, any Potential Operating Lease Event of Default, any Operating Lease Event of Default or any Servicer Default, (ii) any default under any other Lease Related Agreement, any Related Documents or under any Manufacturer Program and (iii) any amendments to the Related Documents,, in each case, together with an Officer’s Certificate of HVF III setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF III (Section 8.8 (Notice of Defaults));

(II)           the furnishing, or causing to be furnished, to the Trustee such other information relating to the Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by the Base Indenture or any Series Supplement, including any noteholder tax statements containing any information necessary or desirable to enable Noteholders to prepare their tax returns (Section 8.10 (Further Requests));

(JJ)       the taking, execution and delivery, or causing to be taken, executed and delivered, to the Trustee such additional assignments, agreements, powers and instruments as are necessary or desirable to maintain the security interest of the Trustee in the Indenture Collateral on behalf of the Noteholders as a perfected security interest (Section 8.11(a) (Further Assurances));

(KK)     the preparation and obtaining of, and delivery to the Trustee and the Collateral Agent of, filings and Officer’s Certificates upon HVF III changing its location or legal name (Section 8.19 (Legal Name; Location Under Section 9-307));

(LL)      deliver or cause to be delivered the Officer’s Certificate of the Lessee and copies of the Manufacturer Programs, and receive Assignment Agreement pursuant to Section 8.25 (Manufacturer Programs) of the Base Indenture (Section 8.25 (Manufacturer Programs));

(MM)   turn in, or cause to be turned in, Program Vehicles, and sell Non-Program Vehicles, in accordance with Section 8.26 (Disposition of Vehicles) of the Base Indenture (Section 8.26 (Disposition of Vehicles));

(NN)     the obtaining and maintenance of insurance in accordance with Section 8.27 (Insurance) of the Base Indenture, and the delivery of notice to the Trustee and the Collateral Agent of any change or cancellation of such insurance (Section 8.27 (Insurance)); and

(OO)     the taking of such acts as may be reasonably necessary or proper to cause HVF III to comply in all material respects with all of its obligations under the Manufacturer Programs in accordance with the Servicing Standard (Section 8.7 (Actions under the Related Documents)).

(b)           Additional Duties. In addition to the duties of the Administrator set forth above, to the extent relating to the Indenture Collateral, any Series-Specific Collateral or the Note Obligations, the Administrator shall perform, prepare or otherwise satisfy such actions, determinations, calculations, directions, instructions, notices, deliveries or other performance obligations and shall prepare for execution by HVF III or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of HVF III to do pursuant to the Related Documents or the Series Related Documents with respect to each Series of Notes, and shall take all appropriate action that it is the duty of the Administrator or HVF III to take pursuant to such Related Documents and the Series Related Documents with respect to each Series of Notes.

(c)            Power of Attorney. HVF III shall execute and deliver to the Administrator, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A (Form of Power of Attorney) hereto, appointing the Administrator the attorney-in-fact of HVF III for the purpose of executing on behalf of HVF III all such documents, reports, filings, instruments, certificates and opinions that the Administrator has agreed to prepare, file or deliver pursuant to this Agreement.

(d)           Certain Limitations on Administrator Obligations. Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Documents, (y) sell the Indenture Collateral pursuant to the Base Indenture or any Series-Specific Collateral pursuant to the related Series Supplement or (z) take any action as the Administrator on behalf of HVF III that HVF III directs the Administrator not to take on its behalf.

(e)           Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the Administrator may delegate to any Affiliate of the Administrator the performance of the Administrator’s obligations as Administrator pursuant to this Agreement (but the Administrator shall remain fully liable for its obligations under this Agreement).

Section 3.        Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by HVF III or the Trustee at any time during normal business hours.

Section 4.        Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to $10,000.00 per month (the “Monthly Administration Fee”) which shall be payable on each Payment Date.

Section 5.        Additional Information To Be Furnished to Issuer. The Administrator shall furnish to HVF III from time to time such additional information regarding the Indenture Collateral and any Series-Specific Collateral as HVF III shall reasonably request.

Section 6.        Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of HVF III with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by HVF III (including, for the avoidance of doubt, as authorized in this Agreement, any Related Document or any Series Related Document with respect to any Series of Notes), the Administrator shall have no authority to act for or represent HVF III in any way and shall not otherwise be deemed an agent of HVF III.

Section 7.        No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator or HVF III as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Section 8.        Other Activities of Administrator. (a) Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in the sole discretion of any such Person, from acting in a similar capacity as an administrator for any other Person or entity even though such person or entity may engage in business activities similar to those of HVF III or the Trustee.

(b)           The Administrator and its Affiliates may generally engage in any kind of business with any person party to any Related Document, any of such party’s Affiliates and any person who may do business with or own securities of any such person or any of its Affiliates, without any duty to account therefor to HVF III or the Trustee.

Section 9.       Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until termination of the Base Indenture and the Related Documents, in each case to the extent related to the Indenture Collateral or the Note Obligations and the Series Related Documents with respect to each Series of Notes, in the case of any of the foregoing, in accordance with their respective terms and the payment in full of all obligations owing thereunder, upon which event this Agreement shall automatically terminate.

(b)           Subject to Section 9(d) (Term of Agreement; Resignation and Removal of Administrator) and Section 9(e) (Term of Agreement; Resignation and Removal of Administrator), HVF III, with the written consent of the Majority Indenture Investors, may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(c)            Subject to Section 9(d) (Term of Agreement; Resignation and Removal of Administrator) and Section 9(e) (Term of Agreement; Resignation and Removal of Administrator), the Trustee may, and at the direction of the Majority Indenture Investors shall, remove the Administrator upon written notice of termination from the Trustee to the Administrator if any of the following events shall occur (each an “Administrator Default”):

(i)             the Administrator shall materially default in the performance of any of its duties under this Agreement and such default materially and adversely affects the interests of the Noteholders and, after notice of such default from the Trustee, at the direction of the Majority Indenture Investors, the Administrator shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to HVF III);

(ii)            a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)           the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (i) through (iii) of this Section 9(c) (Term of Agreement; Resignation and Removal of Administrator) shall occur, it shall give written notice thereof to HVF III and the Trustee within five days after the happening of such event.

(d)           No resignation or removal of the Administrator pursuant to this Section 9(d) (Term of Agreement; Resignation and Removal of Administrator) shall be effective until (i) a successor Administrator shall have been appointed by HVF III and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. HVF III shall provide written notice of any such removal to the Trustee, each Enhancement Provider and the Rating Agencies.

(e)           The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.

(f)            A successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Administrator and to HVF III. Thereupon the resignation or removal of the resigning Administrator shall become effective and the successor Administrator shall have all the rights, powers and duties of the Administrator under this Agreement. The successor Administrator shall mail a notice of its succession to the Noteholders. The resigning Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the resigning Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Administrator all rights, powers, duties and obligations hereunder.

(g)           In no event shall a resigning Administrator be liable for the acts or omissions of any successor Administrator hereunder.

Section 10.     Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) (Term of Agreement; Resignation and Removal of Administrator) or the resignation or removal of the Administrator pursuant to Section 9(b) (Term of Agreement; Resignation and Removal of Administrator) or Section 9(c) (Term of Agreement; Resignation and Removal of Administrator), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon termination pursuant to Section 9(a) (Term of Agreement; Resignation and Removal of Administrator) deliver to HVF III all property and documents of or relating to the Collateral and any Series-Specific Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b) (Term of Agreement; Resignation and Removal of Administrator) or 9(c) (Term of Agreement; Resignation and Removal of Administrator), respectively, the Administrator shall cooperate with HVF III and take all reasonable steps requested to assist HVF III in making an orderly transfer of the duties of the Administrator.

Section 11.      Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)            if to HVF III, to

Hertz Vehicle Financing III LLC
8501 Williams Road
Estero, FL 33928
Attention: Treasury Department

(b)           if to the Administrator, to

The Hertz Corporation
8501 Williams Road
Estero, FL 33928
Attention: Treasury Department

(c)            if to the Trustee, to

The Bank of New York Mellon, N.A.
2 North LaSalle Street, Suite 700
Chicago, IL 60602
Attention: Corporate Trust Administration, Structured Finance

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Trustee are effective only upon receipt.

Section 12.     Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by HVF III, the Administrator and the Trustee, subject to Section 8.7 (Actions under the Related Documents) and Article XII (Amendments) of the Base Indenture and the amendment provisions of any applicable Series Supplement.

Section 13.      Successors and Assigns. The parties hereto acknowledge that the Trustee has accepted the assignment of HVF III’s rights under this Agreement pursuant to a Series Supplement. Subject to Section 2(e) (Duties of Administrator), this Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by HVF III and the Trustee (acting at the direction of the Majority Indenture Investors) and subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of HVF III or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that, such successor organization executes and delivers to HVF III and the Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder; provided, further, that, the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such successor. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 14.      GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 15.      Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 16.      Counterparts. This Agreement may be executed manually or electronically in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

Section 17.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.      Limitation of Liability of Trustee and Administrator. Notwithstanding anything contained herein to the contrary, in no event shall either the Trustee or the Administrator have any liability for the representations, warranties, covenants, agreements or other obligations of HVF III hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of HVF III.

Section 19.      Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator, HVF III and the Trustee shall not, prior to the date which is one year and one day after the payment in full of all the Notes, institute against, or join with, encourage or cooperate with any other Person in instituting against, HVF III any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceeding under any federal or state bankruptcy or similar law. The provisions of this Section 19 (Nonpetition Covenants) shall survive the termination of this Agreement.

Section 20.      Liability of Administrator. The Administrator agrees to indemnify HVF III and the Trustee and their respective agents (the “Indemnified Parties”) from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred therewith, including reasonable attorney’s fees and expenses incurred by the Indemnified Parties as a result of, or arising out of, or relating to the entering into and performance of any Related Document by the Indemnified Parties or suffered or sustained by the Indemnified Parties, by reason of any acts, omissions or alleged acts or omissions arising out of the Administrator’s activities pursuant to any Related Document. Notwithstanding anything in the foregoing to the contrary, the Administrator shall not be obligated under its agreements of indemnity contained in this Section 20 (Liability of Administrator) (i) for any liabilities resulting from the gross negligence or willful misconduct of the Indemnified Parties or (ii) in respect of any claim arising out of the assessment of any tax against the Indemnified Parties. The obligations of the Administrator and the rights of the Indemnified Parties under this Section 20 (Liability of Administrator) shall survive any termination of this Agreement, in whole or in part.

Section 21.      Limited Recourse to HVF III. The obligations of HVF III under this Agreement are solely the obligations of HVF III. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of HVF III. Fees, expenses, costs or other obligations payable by HVF III hereunder shall be payable by HVF III to the extent and only to the extent that HVF III is reimbursed therefor pursuant to any of the Related Documents or Series Related Documents with respect to any Series of Notes, or funds are then available or thereafter become available for such purpose pursuant to Article V (Allocation and Application of Collections) of the Base Indenture, and the amount of any fees, expenses or costs exceeding such funds shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, HVF III.

Section 22.     Trustee. In acting hereunder, the Trustee shall have the benefit of the rights, protections and immunities granted to it under the Base Indenture.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING III LLC, as Issuer

By:	/s/ M David Galainena
Name: M David Galainena
Title: Vice President, General Counsel and Secretary

THE HERTZ CORPORATION, as Administrator

By:	/s/ M David Galainena
Name: M David Galainena
Title: Executive Vice President, General Counsel and Secretary

Signature Page to Administration Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michele R. Shrum
Name: Michele R. Shrum
Title: Vice President

Signature Page to Administration Agreement

Exhibit A

[Form of Power of Attorney]

POWER OF ATTORNEY

STATE OF ________________)

                                                   )

COUNTY OF______________)

KNOW ALL MEN BY THESE PRESENTS, that HERTZ VEHICLE FINANCING III LLC (“HVF III”), does hereby make, constitute and appoint THE HERTZ CORPORATION as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of HVF III all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of HVF III to prepare, file or deliver pursuant to the Administration Agreement, including, without limitation, to appear for and represent HVF III in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to HVF III, and with full power to perform any and all acts associated with such returns and audits that HVF III could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term “Administration Agreement” means the Administration Agreement dated as of June 29, 2021, among HVF III, The Hertz Corporation, as Administrator, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as such maybe amended, modified or supplemented from time to time.

All powers of attorney for this purpose heretofore filed or executed by HVF III are hereby revoked.

EXECUTED this [_] day of [_], 20[_].

HERTZ VEHICLE FINANCING III LLC, a Delaware limited liability company, as Issuer

By:
Name:
Title: